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                                                                    Exhibit 21.1

Name                                                      State of Incorporation
----                                                      ----------------------
Blue Falcon Forge, Inc.                                          Pennsylvania
The Clancy Bing Company                                          Pennsylvania
Park-Ohio Products, Inc.                                              Ohio
General Aluminum Mfg. Company                                         Ohio
Control Transformer, Inc.                                             Ohio
FECO, Inc.                                                          Illinois
ILS Technology, LLC                                                   Ohio
Integrated Holding Company                                            Ohio
Integrated Logistics Company of Canada                            Nova Scotia
Integrated Logistics Holding Company                                  Ohio
Integrated Logistics Solutions, Inc.                                  Ohio
Integrated Logistics Solutions LLC (1)                                Ohio
Trickeration, Inc.                                                    Ohio
Park-Ohio Industries, Inc. (2)                                        Ohio
Pharmaceutical Logistics, Inc.                                        Ohio
PMC - Colinet, Inc.                                                   Ohio
PMC Industries Corp.                                                Ohio
Precision Machining Connection LLC (3)                                Ohio
RB&W Corporation of Canada                                          Ontario
RB&W Manufacturing LLC (4)                                            Ohio
The Ajax Manufacturing Company (5)                                    Ohio
Ajax Tocco Magnethermic Corporation                                   Ohio
Park-Ohio Forged & Machined Products LLC                              Ohio
Pharmacy Wholesale Logistics, Inc.                                    Ohio

(1) Doing business as RB&W Logistics, Arden Fasteners, Gateway Industrial Supply, Free Gate and Georgia Industrial Fasteners

(2) Doing business as Park Drop Forge, Ohio Crankshaft and Park-Ohio Forged & Machined Products

(3) Doing business as PMC Industries and M.P. Colinet

(4) Doing business as Delo Screw Products, RB&W Manufacturing, Sabina Mfg., and American Fasteners

(5) Doing business as Ajax Technologies and Forging Development